CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Boyar Value Fund, Inc. and to the use of our report dated February 22, 2022 on the financial statements and financial highlights of Boyar Value Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 27, 2022